Exhibit 32.1

CERTIFICATION

I, Max Carnecchia, President and Chief Executive Officer of Accelrys, Inc. (the “Company”) and I, Michael A. Piraino, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Transition Report on Form 10-K of the Company for the nine months ended December 31, 2010, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Report.

/S/ MAX CARNECCHIA
Max Carnecchia President and Chief Executive Officer

Date: March 14, 2011

/S/ MICHAEL A. PIRAINO
Michael A. Piraino Executive Vice President and Chief Financial Officer

Date: March 14, 2011

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date of the Report and irrespective of any general incorporation language contained in such filing.